UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   March 28, 2016

PEPCO HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in response to Item 2.03 below is hereby incorporated by reference in response to this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2016, Pepco Holdings LLC (the Company) and The Bank of Nova Scotia (Scotiabank) entered into a First Amendment to Loan Agreement (the Amendment), which amends certain provisions of that certain $500,000,000 Term Loan Agreement (the Loan Agreement) between the Company and Scotiabank, as administrative agent and lender. Pursuant to the Amendment, (i) the date on which the aggregate principal amount of all loans, together with any accrued but unpaid interest due under the Loan Agreement, must be repaid, was extended from July 13, 2016 to March 27, 2017, and (ii) the margin applicable to the Company’s Eurodollar loans or floating rate loans made under the Loan Agreement increased from 0.90% to 1.00%.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment attached as Exhibit 10 and incorporated herein by reference.

The Bank of Nova Scotia, or its affiliates, have in the past provided investment and/or commercial banking services to the Company and its affiliates, including as an underwriter of their securities, and are likely to perform these and other services for the Company in the future. They receive customary fees and commissions for those services.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10	First Amendment to Loan Agreement, by and between Pepco Holdings LLC and The Bank of Nova Scotia, as administrative agent and lender, dated March 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS LLC
(Registrant)

Date:	March 28, 2016	/s/ DAVID M. VELAZQUEZ
Name: David M. Velazquez Title: President and Chief Executive Officer

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INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit
10	First Amendment to Loan Agreement, by and between Pepco Holdings LLC and The Bank of Nova Scotia, as administrative agent and lender, dated March 28, 2016